FXCM Inc. Announces Fourth Quarter 2013 and Full Year 2013 Results

Record 2013 Revenues and EBITDA

Releases February 2014 Monthly Operating Metrics

Full-Year 2013 Highlights:

•	Full year U.S. GAAP revenues of $489.6 million, up 17% compared to 2012 and a record for FXCM
•	U.S. GAAP net income of $14.8 million or $0.44 per fully diluted share, up 66% and 19%, respectively, versus the same period in 2012
•	Adjusted Pro Forma EBITDA of $158.0 million, up 40% compared to 2012 and a record for FXCM
•	Adjusted Pro Forma net income of $57.8 million or $0.76 per fully exchanged, fully diluted share, up 36% and 31%, respectively, versus the same period in 2012
•	Retail trading volume of $4.1 trillion, up 13% from 2012, a record for FXCM
•	Institutional trading volume of $2.0 trillion, up 72% from 2012, a record for FXCM

Fourth Quarter 2013 Highlights:

•	2013 fourth quarter U.S. GAAP revenues of $113.3 million, up 5% versus the same period in 2012
•	U.S. GAAP net income of $3.0 million or $0.08 per fully diluted share, down 1% and 27% versus the same period in 2012, respectively
•	2013 fourth quarter Adjusted Pro Forma Revenues of $107.6 million, down 0.5% versus the same period in 2012
•	Adjusted Pro Forma EBITDA of $26.8 million, down 10% versus the same period in 2012
•	Adjusted Pro Forma net income of $7.3 million or $0.10 per fully exchanged, fully diluted share, down 24% and 23%, respectively, versus the same period in 2012
•	Active accounts of 183,679, up 7% from the same period in 2012
•	Declared a quarterly dividend of $0.06 per share of Class A common stock

February 2014 Monthly Metrics Highlights:

•	Retail average daily volume of $15.2 billion per day, down 2% from January 2014
•	Retail customer trading volume of $305 billion, down 11% from January 2014
•	Institutional average daily volume of $8.1 billion per day, down 4% from January 2014
•	Institutional customer trading volume of $162 billion, down 12% from January 2014

NEW YORK—March 6, 2014 -- FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced revenues under U.S. GAAP for the quarter ended December 31, 2013 of $113.3 million, compared to $108.1 million for the quarter ended December 31, 2012, an increase of 5%. U.S. GAAP net income was $2.97 million or $0.08 per fully diluted Class A share for the fourth quarter 2013, compared to $3.00 million or $0.11 per fully diluted Class A share for the fourth quarter 2012, a decrease of 1% and 27%, respectively.

Under U.S. GAAP, revenues for the year ended December 31, 2013 increased 17% to $489.6 million, compared to $417.3 million for the corresponding period in 2012. U.S. GAAP net income for the year ended December 31, 2013 was $14.8 million, or $0.44 cents per fully diluted Class A share versus $9.0 million or $0.37 cents per fully diluted Class A share, an increase of 66% and 19%, respectively.

Adjusted Pro Forma revenues for the fourth quarter 2013 were $107.6 million, compared to $108.1 million for the fourth quarter 2012, a decrease of 0.5%. Adjusted Pro Forma EBITDA for the fourth quarter 2013 was $26.8 million, compared to $29.8 million for the fourth quarter 2012, a decrease of 10%. Adjusted Pro Forma Net Income was $7.3 million or $0.10 per fully exchanged, fully diluted share for the fourth quarter 2013, compared to $9.7 million or $0.13 per fully exchanged, fully diluted share for the fourth quarter 2012, a decrease of 24% and 23%, respectively.

Adjusted Pro Forma EBITDA for the year ended December 31, 2013 was $158.0 million, compared to $112.9 million, for the corresponding period in 2012, an increase of 40%. Adjusted Pro Forma Net Income for the year ended December 31, 2013 was $57.8 million, or $0.76 per share on a fully exchanged, fully diluted basis, compared to $42.6 million, or $0.58 per share on a fully exchanged, fully diluted basis, for the corresponding period in 2012, an increase of 36% and 31%, respectively.

Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC Units into FXCM Inc. Class A common stock, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity's tax provision. In addition, Adjusted Pro Forma results eliminate certain charges and equity based compensation expense granted at the time of FXCM's initial public offering in December 2010.

"FXCM delivered strong results in 2013 with revenue growth of 16% and EBITDA growth of 40%" said Drew Niv, Chief Executive Officer of FXCM. "We delivered 40% net EBITDA margin, a solid improvement from the 34% we delivered in 2012" Niv continued.

"While the latter half of 2013 was a more muted trading environment, we expect a number of our organic initiatives to bear fruit in 2014 even if trading conditions do not pick up,” Niv added.

Subsequent to year end, FXCM, through affiliates, acquired certain assets and liabilities of Infinium Capital Holdings LLC and certain of its affiliates (collectively, “Infinium”), an electronic market maker in the commodities and foreign exchange trading sectors. The purchase price included approximately $11.9 million owed by Infinium to FXCM pursuant to certain senior secured notes issued by Infinium. The acquisition is intended to broaden FXCM’s subsidiary Lucid Markets Trading Limited (“Lucid”) into a broader array of financial instruments and provide more robust connectivity to various financial exchanges. FXCM shall hold a 50.1% interest and the principals of Lucid will hold a 49.9% interest in the new venture.

FXCM Inc. today also announced certain key operating metrics for February 2014 for its retail and institutional foreign exchange business. Monthly activities included:

February 2014 Operating Metrics

Retail Trading Metrics

•	Retail customer trading volume(1) of $305 billion in February 2014, 11% lower than January 2014 and 15% lower than February 2013.

•	Average retail customer trading volume per day of $15.2 billion in February 2014, 2% lower than January 2014 and 15% lower than February 2013.

•	An average of 401,674 retail client trades per day in February 2014, 2% lower than January 2014 and 13% lower than February 2013.

•	Tradable accounts(2) of 190,722 as of February 28, 2014, an increase of 1,112 or 1% from January 2014, and a decrease of 169 or less than 1% from February 2013.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $162 billion in February 2014, 12% lower than January 2014 and 23% higher than February 2013.

•	Average institutional trading volume per day of $8.1 billion in February 2014, 4% lower than January 2014 and 23% higher than February 2013.

•	An average of 35,047 institutional client trades per day in February 2014, 8% lower than January 2014 and 96% higher than February 2013.

Drew Niv, FXCM's Chief Executive Officer, commenting on February metrics, said, "Both January and February of this year have seen better trading conditions in the currency markets than the last half of 2013. It shall be interesting to see how the year unfolds with the Federal Reserve pulling back from bond purchases and with the recent volatility in the emerging markets.”

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company's corporate website, www.fxcm.com.

(1) Volume that FXCM customers traded in period is translated into U.S. dollars.

(2) A tradable account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Condensed Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Unaudited
	Adjusted Pro Forma (thousands except per share amounts)			Adjusted Pro Forma (thousands except per share amounts)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change

Total Revenues	$107,593	$108,094	-0.5%	$483,838	$417,315	16%

Compensation and benefits	23,988	21,591	11%	93,181	84,304	11%
Allocation of net income to Lucid members for services provided	-	-	-	-	-	-
Total compensation and benefits	23,988	21,591		93,181	84,304
Referring broker fees	19,750	17,720	11%	84,231	76,585	10%
Loss on equity method investments, net	24	-	0%	752	-	0%
Other expenses	37,080	39,016	-5%	147,675	143,525	3%
EBITDA	26,751	29,767	-10%	157,999	112,901	40%

Depreciation and amortization	12,971	12,012	8%	50,275	36,773	37%
Interest on borrowings	2,697	1,065	153%	7,673	2,763	0%
Income before income taxes	11,083	16,690	-34%	100,051	73,365	36%

Income tax provision	1,711	5,900	-71%	25,807	24,389	6%

Net Income	9,372	10,790	-13%	74,244	48,976	52%

Net income attributable to non-controlling interest in FXCM Holdings, LLC	-	-	-	-	-	-

Net income attributable to other non-controlling interests	2,057	1,136	81%	16,444	6,389	157%

Net Income Attributable to FXCM Inc.	$7,315	$9,654	-24%	$57,800	$42,587	36%

Pro forma fully exchanged, fully diluted weighted average shares outstanding	76,887	74,935	3%	76,361	73,896	3%

Earnings Per Share	$0.10	$0.13	-23%	$0.76	$0.58	31%

	Unaudited U.S. GAAP (thousands except per share amounts)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change

Total net revenues	$113,343	$108,094	5%	$489,588	$417,315	17%

Compensation and benefits	26,541	24,604	8%	105,470	105,779	0%
Allocation of net income to Lucid members for services provided	3,290	-	0%	21,290	-	0%
Total compensation and benefits	29,831	24,604	21%	126,760	105,779	20%
Referring broker fees	19,750	17,720	11%	84,231	76,585	10%
Other expenses	38,988	39,016	0%	164,583	147,951	11%
Loss on equity method investments, net	24	-		752	-	0%

EBITDA	24,750	26,754	-7%	113,262	87,000	30%

Depreciation and amortization	16,425	12,012	37%	53,729	36,773	46%
Interest on borrowings	2,697	1,065	153%	7,673	2,763	178%
Income before income taxes	5,628	13,677	-59%	51,860	47,464	9%

Income tax provision	231	4,130	-94%	17,024	8,986	89%

Net Income	5,397	9,547	-43%	34,836	38,478	-9%

Net income attributable to non-controlling interest in FXCM Holdings, LLC	3,660	5,413	-32%	24,850	23,131	7%

Net income attributable to other non-controlling interests	(1,233)	1,136	-209%	(4,846)	6,389	-176%

Net Income Attributable to FXCM Inc.	$2,970	$2,998	-1%	$14,832	$8,958	66%

Weighted average Class A shares outstanding - Basic	38,085	27,750	37%	32,789	24,086	36%

Weighted average Class A shares outstanding - Diluted	39,055	27,750	41%	33,957	24,086	41%

Net income per Class A share - Basic	$0.08	$0.11	-27%	$0.45	$0.37	22%

Net income per Class A share -Diluted	$0.08	$0.11	-27%	$0.44	$0.37	19%

Selected Operating Metrics

	(Unaudited)			(Unaudited)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Change	2013	2012	% Change

Total retail trading volume ($ in billions)	$895	$886	1%	$4,068	$3,601	13%

Total institutional trading volume ($ in billions)	$515	$223	131%	$2,022	$1,179	72%

Total active accounts	183,679	170,930	7%	183,679	170,930	7%

Trading days in period	64	64	0%	258	259	-0.4%

Daily average trades	378,316	366,015	3%	437,947	364,417	20%

Daily average trades per active account	2.1	2.1	0%	2.4	2.1	14%

Retail trading revenue per million traded	$93	$95	-2%	$90	$94	-4%

Total customer equity ($ in millions)	$1,190.9	$1,190.8	0.01%	$1,190.9	$1,190.8	0.01%

Non-GAAP Financial Measures

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per fully diluted share are non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See "Adjusted Pro Forma Results" beginning on A-3 of this release for additional information regarding these non-GAAP financial measures and for reconciliations of such measure to the most directly comparable measures calculated in accordance with GAAP.

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on April 1, 2014 to Class A stockholders of record at the close of business on March 21, 2014.

Conference Call

As previously announced, FXCM Inc. will host a conference call to discuss its results at 8:15 a.m. (EST) today. This conference call will be available to domestic participants by dialing 877.445.4603 and 443.295.9270 for international participants. The conference ID number is 4828386.

A live, audio webcast, a copy of FXCM's earnings release, and a presentation and replay of this conference call will also be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.'s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a leading online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers Contract for Difference ("CFD") products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.”

ANNEX I

FXCM Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues

Retail trading revenue	$82,989	$83,852	$365,285	$339,685
Institutional trading revenue	21,790	19,125	103,994	62,033
Trading revenue	104,779	102,977	469,279	401,718

Interest income	728	661	2,614	3,571
Brokerage interest expense	(71)	(42)	(258)	(277)
Net interest income	657	619	2,356	3,294

Other income	7,907	4,498	17,953	12,303

Total net revenues	113,343	108,094	489,588	417,315

Operating Expenses

Compensation and benefits	26,541	24,604	105,470	105,779
Allocation of income to Lucid members for services provided	3,290	-	21,290	-
Total compensation and benefits	29,831	24,604	126,760	105,779
Referring broker fees	19,750	17,720	84,231	76,585
Advertising and marketing	7,278	7,594	27,091	30,860
Communication and technology	10,210	10,522	38,441	37,113
Trading costs, prime brokerage and clearing fees	7,113	6,748	30,821	16,935
General and administrative	14,387	14,152	68,230	63,043
Depreciation and amortization	16,425	12,012	53,729	36,773

Total operating expenses	104,994	93,352	429,303	367,088

Total operating income	8,349	14,742	60,285	50,227

Other Expense

Loss on equity method investments, net	24	-	752	-
Interest on borrowings	2,697	1,065	7,673	2,763

Income before income taxes	5,628	13,677	51,860	47,464
Income tax provision	231	4,130	17,024	8,986
Net income	5,397	9,547	34,836	38,478
Net income attributable to non-controlling interest in FXCM Holdings, LLC	3,660	5,413	24,850	23,131
Net income (loss) attributable to other non-controlling interests	(1,233)	1,136	(4,846)	6,389
Net income attributable to FXCM, Inc.	$2,970	$2,998	$14,832	$8,958

Net Income	$2,970	$2,998	$14,832	$8,958

Weighted average Class A shares outstanding - Basic	38,085	27,750	32,789	24,086

Weighted average Class A shares outstanding - Diluted	39,055	27,750	33,957	24,086

Net Income per Class A Share
Basic	$0.08	$0.11	$0.45	$0.37
Diluted	$0.08	$0.11	$0.44	$0.37

A-1

FXCM Inc.

Consolidated Statements of Financial Condition

As of December 31, 2013 and December 31, 2012

(Amounts in thousands except for share data)

	(Unaudited)
	December 31,	December 31,
	2013	2012

Assets

Current assets
Cash and cash equivalents	$365,245	$272,332
Cash and cash equivalents, held for customers	1,190,880	1,190,762
Due from brokers	5,450	8,040
Accounts receivables, net	9,953	6,336
Deferred tax asset	11,910	10,598
Notes receivable	5,992
Tax receivable	3,861	6,003
Total current assets	1,593,291	1,494,071

Deferred tax asset	166,576	117,221
Office, communication and computer equipment, net	49,165	50,316
Intangible assets and goodwill, net	384,649	383,446
Notes receivable	5,950	-
Other assets	24,316	20,116
Total assets	$2,223,947	$2,065,170

Liabilities and Equity

Current liabilities
Customer account liabilities	$1,190,880	$1,190,762
Accounts payable and accrued expenses	69,697	52,635
Credit agreement	-	85,000
Notes payable	9,800	22,867
Due to brokers	8,652	14,494
Deferred tax liability	-	7,100
Due to related parties pursuant to tax receivable agreement	18,588	13,569
Total current liabilities	1,297,617	1,386,427

Deferred tax liability	3,687	12,351
Due to related parties pursuant to tax receivable agreement	131,670	87,271
Senior convertible notes	146,303	-
Other liabilities	9,289	4,206
Total liabilities	1,588,566	1,490,255

Commitments and Contingencies

Stockholders' equity
Class A common stock, par value $0.01 per share;	447	347
3,000,000,000 shares authorized, 44,664,884 and 34,683,599 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively
Class B common stock, par value $0.01 per share;	1	1
1,000,000 shares authorized, 41 and 43 shares issued
and outstanding as of December 31, 2013 and December 31, 2012, respectively
Additional paid-in-capital	245,426	171,390
Retained earnings	16,352	11,122
Accumulated other comprehensive income	(5,344)	(1,301)
Total stockholders' equity, FXCM Inc.	256,882	181,559
Non-controlling interests	378,499	393,356
Total stockholders' equity	635,381	574,915
Total liabilities and stockholders' equity	$2,223,947	$2,065,170

A-2

Adjusted Pro Forma Results

Throughout the discussion of FXCM Inc.’s results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. The Company’s management believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.

2.	Compensation Expense. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate expense relating to stock based compensation relating to the Company’s initial public offering as well as costs associated with the renegotiation or termination of certain employment contracts that held profit sharing interests in the performance of the Company’s business units. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

3.	Lucid Minority Interest/Compensation Expense. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under “Allocation of Net Income to Lucid Members for Services Provided.” Adjustments have been made to the Adjusted Pro Forma Earnings to reclassify this allocation of Lucid’s earnings attributable to non-controlling members to “Net income attributable to other non-controlling interests.” The Company’s management believes that this reclassification provides a more meaningful view of the Company’s operating expenses and the Company’s economic arrangement with Lucid’s non-controlling members. This adjustment has no impact on net income as reported by FXCM Inc.

4.	Acquisition Costs/Income. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate certain acquisition related costs/income. Given the nature of these items, they are not viewed by management as expenses/income incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these items.

5.	Regulatory Costs. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate certain costs (including client reimbursements) associated with ongoing discussions and settling certain historical trade execution matters with the Company’s regulators. Given the nature of these expenses they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

6.	Depreciation. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate certain impairment charges recorded as a component of depreciation. Given the nature of these charges they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these charges.

A-3

7.	Income Taxes. Prior to the initial public offering FXCM was organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments (including Tax Receivable Agreement adjustments recorded to Other Income) have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates. This assumption is consistent with the assumption that all of FXCM Holdings’ units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma income tax provision reflects the tax effect of any adjusted pro forma adjustments.

A-4

FXCM Inc.

Adjusted Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Three Months Ended December 31,
	2013					2012
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenue	$82,989	-		$82,989		$83,852	-		$83,852
Institutional trading revenue	21,790	-		21,790		19,125	-		19,125
Trading revenue	104,779	-		104,779		102,977	-		102,977

Interest income	728	-		728		661	-		661
Brokerage interest expense	(71)	-		(71)		(42)	-		(42)
Net interest income	657	-		657		619	-		619

Other operating income	7,907	(5,750	)(5)	2,157		4,498	-		4,498

Total net revenues	113,343	(5,750)		107,593		108,094	-		108,094

Operating Expenses

Compensation and benefits	26,541	(2,553	)(1)	23,988		24,604	(3,013	)(2)	21,591
Allocation of net income to Lucid members for services provided	3,290	(3,290	)(6)	-		-	-		-
Total compensation and benefits	29,831	(5,843)		23,988		24,604	(3,013)		21,591
Referring broker fees	19,750	-		19,750		17,720	-		17,720
Advertising and marketing	7,278	-		7,278		7,594	-		7,594
Communication and technology	10,210	-		10,210		10,522	-		10,522
Trading costs, prime brokerage and clearing fees	7,113	-		7,113		6,748	-		6,748
General and administrative	14,387	(1,908	)(7)	12,479		14,152	-		14,152
Depreciation and amortization	16,425	(3,454	)(8)	12,971		12,012	-		12,012

Total operating expenses	104,994	(11,205)		93,789		93,352	(3,013)		90,339
				.
Total operating income	8,349	5,455		13,804		14,742	3,013		17,755

Loss on equity method investments, net	24	-		24		-	-		-
Interest on borrowings	2,697	-		2,697		1,065	-		1,065

Income before income taxes	5,628	5,455		11,083		13,677	3,013		16,690
Income tax provision	231	1,480	(3)	1,711		4,130	1,770	(3)	5,900
Net income	5,397	3,975		9,372		9,547	1,243		10,790
Net income attributable to non-controlling interest in FXCM Holdings, LLC	3,660	(3,660	)(4)	-		5,413	(5,413	)(4)	-
Net income attributable to other non-controlling interests	(1,233)	3,290	(6)	2,057		1,136	-		1,136
Net income attributable to FXCM Inc.	$2,970	$4,345		$7,315		$2,998	$6,656		$9,654

Diluted weighted average shares outstanding as reported and pro forma fully exchanged, fully diluted weighted average shares outstanding	39,055			76,887	(9)	27,750			74,935	(9)

Diluted net income per share as reported and adjusted pro forma net income per fully exchanged, fully diluted weighted average shares outstanding	$0.08			$0.10		$0.11			$0.13

(1) Represents the elimination of stock-based compensation for stock options granted subsequent to the IPO.

(2) Represents the elimination of stock-based compensation associated with the IPO, severance and stock-based compensation in connection with the renegotiation of certain employment contracts  in the Company's institutional and retail businesses.

(3) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 15.4% and 35.4% for the three months ended December 31, 2013 and 2012, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders of FXCM Holdings, LLC (“Holdings”) Units for shares of Class A common stock of the Company and reflects the tax effect of any pro forma adjustments.

(4) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of Holdings Units (excluding FXCM, Inc.), as if the unitholders had fully exchanged their  Holdings Units  for shares of Class A common stock of the Company.

(5) Represents the elimination of a $6.9 million benefit recorded to reduce the initial contingent consideration recorded for the Faros acquisition and the elimination of $1.2 million of expense attributable to the remeasurement of Due to related parties pursuant to tax receivable agreement relating to the change in our U.S. federal tax rate.

(6) Represents the reclassification of the 49.9% of Lucid's earnings allocated among the non-controlling members of Lucid based on services provided for U.S. GAAP purposes to Net income attributable to other non-controlling interests.

(7) Represents an adjustment to eliminate a reserve established relating to a settlement with United Kingdom Financial Conduct Authority ("UK FCA")  regarding pre August 2010 trade execution practices.

(8) Represents the elimination of an amount related to an impairment adjustment to the carrying value of an electronic foreign exchange options trading platform in the Company's institutional business.

(9) Fully diluted weighted average shares assuming all unitholders had fully exchanged their  Holdings Units for shares of Class A common stock of the Company.

A-5

FXCM Inc.

Adjusted Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Year Ended December 31,
	2013					2012

	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenue	$365,285	-		$365,285		$339,685	-		$339,685
Institutional trading revenue	103,994	-		103,994		62,033	-		62,033
Trading revenue	469,279	-		469,279		401,718	-		401,718

Interest income	2,614	-		2,614		3,571	-		3,571
Brokerage interest expense	(258)	-		(258)		(277)	-		(277)
Net interest income	2,356	-		2,356		3,294	-		3,294

Other operating Income	17,953	(5,750	)(8)	12,203		12,303	-		12,303

Total net revenues	489,588	(5,750)		483,838		417,315	-		417,315

Operating Expenses

Compensation and benefits	105,470	(12,289	)(1)	93,181		105,779	(21,475	)(5)	84,304
Allocation of income to Lucid members for services provided	21,290	(21,290	)(2)	-		-	-		-
Total compensation and benefits	126,760	(33,579)		93,181		105,779	(21,475)		84,304
Referring broker fees	84,231	-		84,231		76,585	-		76,585
Advertising and marketing	27,091	-		27,091		30,860	-		30,860
Communication and technology	38,441	-		38,441		37,113	-		37,113
Trading costs, prime brokerage and clearing fees	30,821	-		30,821		16,935	-		16,935
General and administrative	68,230	(16,908	)(6)	51,322		63,043	(4,426	)(9)	58,617
Depreciation and amortization	53,729	(3,454	)(10)	50,275		36,773	-		36,773

Total operating expenses	429,303	(53,941)		375,362		367,088	(25,901)		341,187

Total operating income	60,285	48,191		108,476		50,227	25,901		76,128

Loss on equity method investments, net	752	-		752		-	-		-
Interest on borrowings	7,673	-		7,673		2,763	-		2,763

Income before income taxes	51,860	48,191		100,051		47,464	25,901		73,365
Income tax provision	17,024	8,783	(3)	25,807		8,986	15,403	(3)	24,389
Net income	34,836	39,408		74,244		38,478	10,498		48,976
Net income attributable to non-controlling interest in FXCM Holdings, LLC	24,850	(24,850	)(4)	-		23,131	(23,131	)(4)	-
Net income (loss) attributable to other non-controlling interests	(4,846)	21,290	(2)	16,444		6,389	-		6,389
Net income attributable to FXCM Inc.	$14,832	$42,968		$57,800		$8,958	$33,629		$42,587

Diluted weighted average shares outstanding as reported and pro forma fully exchanged, fully diluted weighted average shares outstanding	33,957			76,361	(7)	24,086			73,896	(7)

Diluted net income per share as reported and adjusted pro forma net income per fully exchanged, fully diluted weighted average shares outstanding	$0.44			$0.76		$0.37			$0.58

(1) Represents the elimination of equity-based compensation associated with the IPO and a charge incurred in connection with the termination of an employment contract in the Company's retail business.

(2)  Represents the reclassification of the portion of the 49.9% of Lucid's earnings atributed to non-controlling interest recorded as compensation for U.S. GAAP purposes to Net income attributable to other non-controlling interests.

(3) Represents an adjustment to reflect an effective corporate tax rate of approximately 25.8% and 33.2% for the years ended December 31, 2013 and 2012, respectively assuming a full exchange of existing Unitholders Holdings Units for shares of Class A common stock of the Company and the tax effect of any pro forma adjustments.

(4) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of Holdings (excluding FXCM, Inc.), as if the unitholders had fully exchanged their  Holdings Units  for shares of Class A common stock of the Company.

(5) Represents the elimination of equity-based compensation associated with the IPO, severance and stock-based compensation in connection with the renegotiation and the termination of certain employment contracts in the Company's institutional and retail businesses.

(6)  Represents an adjustment to eliminate a reserve established relating to a settlement with UK FCA regarding pre August 2010 trade execution practices.

(7) Fully diluted shares assuming all unitholders had fully exchanged their  Holdings Units for shares of Class A common stock of the Company.

(8) Represents the elimination of a $6.9 million benefit recorded to reduce the initial contingent consideration recorded for the Faros acquisition and the elimination of $1.2 million of expense attributable to the remeasurement of Due to related parties pursuant to tax receivable agreement relating to the change in our U.S. federal tax rate.

(9) Represents the elimination of certain acquisition-related costs and the elimination of costs (including client reimbursements) associated with settling historical trade execution issues with the Financial Services Agency of Japan.

(10) Represents the elimination of an amount related to an impairment adjustment to the carrying value of an electronic foreign exchange options trading platform in the Company's institutional business.

A-6

FXCM Inc.

Reconciliation of EBITDA to Net Income

(In thousands)

(Unaudited )

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Adjusted Pro Forma		U.S. GAAP		Adjusted Pro Forma		U.S. GAAP
	2013	2012	2013	2012	2013	2012	2013	2012

Revenues	$107,593	$108,094	$113,343	$108,094	$483,838	$417,315	$489,588	$417,315

Net income attributable to FXCM Inc.	$7,315	$9,654	$2,970	$2,998	$57,800	$42,587	$14,832	$8,958
Net income attributable to non-controlling interest in FXCM Holdings, LLC	-	-	3,660	5,413	-	-	24,850	23,131
Net income (loss) attributable to other non-controlling interests	2,057	1,136	(1,233)	1,136	16,444	6,389	(4,846)	6,389
Provision for income taxes	1,711	5,900	231	4,130	25,807	24,389	17,024	8,986
Depreciation and amortization	12,971	12,012	16,425	12,012	50,275	36,773	53,729	36,773
Interest expense	2,697	1,065	2,697	1,065	7,673	2,763	7,673	2,763
EBITDA	$26,751	$29,767	$24,750	$26,754	$157,999	$112,901	$113,262	$87,000

A-7